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               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                           FORM 8-K

                         CURRENT REPORT

           Pursuant to Sections 13 or 15(d) of the

               Securities Exchange Act of 1934



  Date of Report (Date of earliest event
    reported):  August 7, 1996



                     Riverwood Holding, Inc.
- -------------------------------------------------------------------
    (Exact name of registrant as specified in its charter)



      Delaware            1-11113                 58-2205241
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     (State of     (Commission File Number)     (IRS Employer
   Incorporation)                             Identification No.)




                   1013 Centre Road, Suite 350
                   Wilmington, Delaware  19805
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             (Address of principal executive offices)


           c/o Riverwood International Corporation
                        (770) 644-3000
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               (Registrant's telephone number)

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ITEM 5.  OTHER EVENTS.


          On August 7, 1996, Riverwood International
  Corporation (the "Company"), an indirect wholly owned subsidiary of Riverwood Holding, Inc., the registrant, entered into an agreement to sell substantially all of the assets of the U.S. Timberlands/Wood Products business segment for $540 million plus payment for the value of transferred inventory. The sale, subject to certain conditions, is expected to close in the fourth quarter of 1996. Under the terms of the agreement for such sale, the Company and the buyer will upon the closing enter into a long-term supply agreement for the purchase by the Company of a majority of the requirements for pine pulpwood and residual chips of its West Monroe, Louisiana mill, as well as a portion of the Company's needs for hardwood pulpwood. The sale is subject to the consent of the lenders under the Company's credit facilities. There can be no assurance that the sale will be completed.

  ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


  (C)     EXHIBITS.

  2 Asset Purchase Agreement, dated as of August 6, 1996, by and among Plum Creek Timber Company, L.P., the Company and New River Timber, LLC, including the form of Wood Products Supply Agreement to be entered into by and among the Company and Plum Creek Timber Company, L.P., as Exhibit A thereto, together with a list of omitted schedules and exhibits and an undertaking of the registrant to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.

  99 Press Release, dated August 7, 1996.

                                  2


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          Pursuant to the requirements of the Securities
  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               RIVERWOOD HOLDING, INC.


  Date:  August 22, 1996       By: Bill H. Chastain
                                   -----------------
                                   Bill H. Chastain
                                   Secretary

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                        EXHIBIT INDEX


  EXHIBIT                EXHIBIT                       PAGE
  NUMBER               DESCRIPTION                     NUMBER
- ----------            -------------                   --------


  2  Asset Purchase Agreement, dated as of August 6,
       1996, by and among Plum Creek Timber Company,
       L.P., the Company and New River Timber, LLC, including the form of Wood Products Supply
       Agreement to be entered into by and among the Company and Plum Creek Timber Company, L.P., as
       Exhibit A thereto, together with a list of omitted schedules and exhibits and an undertaking of the registrant to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.

  99 Press Release, dated August 7, 1996.